Exhibit 4.2

Medarex, Inc.

4.25% Convertible Senior Notes due 2010

Registration Rights Agreement

This Registration Rights Agreement (the “Agreement”) is made as of January 30, 2004, by and among Medarex, Inc., a New Jersey corporation (the “Company”), and the persons or entities listed on the signatures pages hereto (the “Holders” and each individually as a “Holder”).

RECITALS

WHEREAS, each Holder has agreed to acquire from the Company 4.25% Convertible Senior Notes due 2010 (the “Notes”);

WHEREAS, the Notes are convertible into fully paid, nonassessable common stock of the Company on the terms, and subject to the conditions, set forth in the Indenture (as defined herein); and

WHEREAS, to induce each Holder to acquire the Notes, the Company has agreed to provide the resale registration rights set forth in this Agreement.

AGREEMENT

The parties hereby agree as follows:

1. Definitions.

(a) As used in this Agreement, the following defined terms shall have the following meanings:

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Common Stock” means the Company’s common stock, par value $.01 per share together with any associated preferred share purchase rights.

“Effective Date” has the meaning assigned thereto in Section 2(b)(i) hereof.

“Effective Failure” has the meaning assigned thereto in Section 6(b) hereof.

“Effectiveness Period” has the meaning assigned thereto in Section 2(b)(i) hereof.

“Effective Time” means the time at which the Commission declares the Shelf Registration Statement effective or at which the Shelf Registration Statement otherwise becomes effective.

“Electing Holder” has the meaning assigned thereto in Section 3(a)(ii) hereof.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Holder” means any persons or entities listed on the signatures pages hereto and their permitted assigns pursuant to this Agreement.

“Indenture” means the Indenture, dated as of the date hereof, between the Company and Wilmington Trust Company, as amended and supplemented from time to time in accordance with its terms.

“Initial Closing Date” means the date of this Agreement.

“Liquidated Damages” has the meaning assigned thereto in Section 6(a) hereof.

“Notes” shall have the definition set forth in the preamble hereto.

‘“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Appendix A hereto.

The term “person” means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

“Registrable Securities” means all or any portion of the Notes issued from time to time under the Indenture in registered form and the shares of Common Stock issued or issuable upon conversion, repurchase or redemption of such Notes; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

“Registration Default” has the meaning assigned thereto in Section 6(a) hereof.

“Restricted Security” means any Note or share of Common Stock issued or issuable upon conversion thereof except any such Note or share of Common Stock that (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), (iii) is transferable pursuant to paragraph

(k) of such Rule 144 (or any successor provision thereto); provided, however, the Company shall have notified the Holder of the Company’s willingness to remove the Restricted Securities Legends (as defined in the Indenture) placed on such securities as required by the terms of the Indenture upon the request of the Holder, (iv) such Note or shares of Common Stock cease to be outstanding (whether as a result of redemption, repurchase, cancellation or conversion) or (v) has otherwise been transferred and a new Note or share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with the Indenture.

“Rules and Regulations” means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shelf Registration” means a registration effected pursuant to Section 2 hereof.

“Shelf Registration Statement” means a “shelf” registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

(b) Wherever there is a reference in this Agreement to a percentage of the “principal amount” of Registrable Securities or to a percentage of Registrable Securities, Common Stock shall be treated as representing the principal amount of Notes that was surrendered for conversion or exchange in order to receive such number of shares of Common Stock.

2. Shelf Registration.

(a) The Company shall, not later than the later of (x) 45 calendar days following the Initial Closing Date or (y) fifteen (15) business days after the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders who have provided the information set forth in Section 3(a) in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than 210 calendar days following the Initial Closing Date; provided, however, that the Company may postpone having the Shelf Registration Statement declared effective (i) upon written notice to all Holders, for a reasonable period not to exceed 90 days if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole or (ii) during the period starting from February 14, 2004 until fifteen (15) business days after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “Stale Period”); provided, further, however, that no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder is an Electing Holder.

(b) The Company shall use its best efforts:

(i) to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earliest of (1) the sale of all Registrable Securities registered under the Shelf Registration Statement; (2) the expiration of the period referred to in Rule 144(k) of the Securities with respect to all Registrable Securities held by Persons that are not Affiliates of the Company; provided, however, that the Company shall have notified the Holders then identified as a selling securityholder in the Shelf Registration Statement of the Company’s willingness to remove the Restricted Securities Legend (as defined in the Indenture) placed on such securities as required by the terms of the Indenture upon the request of the Holder; (3) all the Registrable Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise) or (4) two years from the date (the “Effective Date”) such Shelf Registration Statement is declared effective; provided, however, that notwithstanding the foregoing, the Company shall have no obligations to keep the Shelf Registration Statement effective, if supplemented or amended as required herein, during the Stale Period (such period being referred to herein as the “Effectiveness Period”); and

(ii) if at any time the Notes, pursuant to Article XII of the Indenture, are convertible into securities other than Common Stock, to cause, or to cause any successor under the Indenture to cause, such securities to be included in the Shelf Registration Statement no later than the date on which the Notes may then be convertible into such securities.

The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if the Company voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any of such Registrable Securities during that period, unless such action is (A) required by applicable law and the Company thereafter promptly complies with the requirements of paragraph 3(j) below or (B) permitted pursuant to Section 2(c) below.

(c) The Company may suspend the use of the Prospectus (i) for a period not to exceed 30 days in any 90-day period or an aggregate of 90 days in any 12-month period if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension or (ii) as deemed necessary by the Company, upon the filing of any post-effective amendment required to be filed by the Company until such post-effective amendment is declared effective.

3. Registration Procedures. In connection with the Shelf Registration Statement, the following provisions shall apply:

(a) (i) Not less than 15 calendar days after becoming a party to this Agreement, the Holder shall complete the Notice and Questionnaire. No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no Holder shall be entitled to use the Prospectus forming a part thereof for resales of Registrable Securities at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein.

(ii) The term “Electing Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(i) hereof.

(b) The Company shall make available to each Electing Holder, prior to the Effective Time, a copy of the Shelf Registration Statement initially filed with the Commission, and shall make available to such Holders, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein.

(c) The Company shall promptly take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming a part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company shall promptly advise each Electing Holder, and shall confirm such advice in writing if so requested by any such Electing Holder:

(i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when a Shelf Registration Statement or any post-effective amendment thereto has become effective, in each case by making a public announcement thereof by release made directly or indirectly to Reuters Economic Services and Bloomberg Business News;

(ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v) of the occurrence of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus included therein so that, as of such date, such Shelf Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Holders to suspend the use of the Prospectus until the requisite changes have been made).

(e) The Company shall use its best efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(f) The Company shall make available to each Electing Holder, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such Electing Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement.

(g) The Company shall, during the Effectiveness Period, make available to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Electing Holder may reasonably request; and the Company consents (except during the periods specified in Section 2(c) above or during the continuance of any event or the existence of any state of facts described in Section 3(d)(v) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.

(h) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall (i) register or qualify or cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Electing Holder to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h) or (B) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject.

(i) Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Electing Holders may request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.

(j) Upon the occurrence of any event or the existence of any state of facts contemplated by paragraph 3(d)(v) above, the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no obligation to file or cause such amendment or supplement to be declared effective during the Stale Period. If the Company notifies the Electing Holders of the occurrence of any event or the existence of any state of facts contemplated by paragraph 3(d)(v) above, the Electing Holder shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

(k) Not later than the Effective Time of the Shelf Registration Statement, the Company shall provide a CUSIP number for the Registrable Securities that are debt securities.

(l) The Company shall use its best efforts to comply with all applicable Rules and Regulations.

(m) The Company shall enter into such customary agreements and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities.

(n) The Company will use its best efforts to cause the Common Stock issuable upon conversion of the Notes to be listed for quotation on the Nasdaq National Market System or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the Effective Time of the Shelf Registration Statement hereunder.

(o) The Company shall use its best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

4. Registration Expenses. Except as otherwise provided in Section 3, the Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof. Each Electing Holder shall pay all commissions and transfer and income taxes, if any, relating to the sale or disposition of such Electing Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

5. Indemnification and Contribution.

(a) Indemnification by the Company. Upon the registration of the Registrable Securities pursuant to Section 2 hereof, the Company shall indemnify and hold harmless each Electing Holder and each of their respective officers and directors and each person who controls such Electing Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by the Company to any

Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein.

(b) Indemnification by the Electing Holders. Each Electing Holder agrees, as a consequence of the inclusion of any of such Electing Holder’s Registrable Securities in such Shelf Registration Statement severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers who sign any Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Electing Holder expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by subsection (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Electing Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders in this Section 5(d) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered by them and not joint.

(e) Notwithstanding any other provision of this Section 5, in no event will any Electing Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act.

(f) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 5 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

6. Liquidated Damages.

(a) Subject to any postponement of effectiveness permitted by Section 2(a) hereof, if on or prior to the 210th day following the Initial Closing Date, a Shelf Registration Statement is not declared effective by the Commission (a “Registration Default”), the Company shall be required to pay liquidated damages (“Liquidated Damages”), from and including the day following such Registration Default until such Shelf Registration Statement is subsequently declared effective, at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of Registrable Securities, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default.

(b) In the event that subsequent to both the Effective Date and the Stale Period (i) the Shelf Registration Statement ceases to be effective, (ii) the Company suspends the use of the Prospectus pursuant to Section 2(c) or 3(j) hereof, (iii) the Holders are not authorized to use the Prospectus pursuant to Section 3(g) hereto or (iv) the Holders are otherwise prevented or restricted by the Company from effecting sales pursuant to the Shelf Registration Statement (an “Effective Failure”) and any such Effective Failure or series of Effective Failure shall last for more than 30 days, whether or not consecutive, in any 90-day period, or for more than 90 days, whether or not consecutive, during any 12-month period, then the Company shall pay Liquidated Damages at a rate per annum equal to an additional one-half of one percent (0.50%) of the principal amount of Registrable Securities from the 31st day of the applicable 90-day period or the 91st day of the applicable 12-month period, as the case may be, that any such Effective Failure has existed until the earlier of (1) the time the Holders of Registrable Securities are again able to make sales under the Shelf Registration Statement or (2) the expiration of the Effectiveness Period. Notwithstanding the foregoing, no Effective Failure or other breach of any obligation by the Company pursuant to this Agreement shall be deemed to have occurred (and no Liquidated Damages shall be available to Holders of Registrable Securities) as a result of any suspension of the use of the Shelf Registration Statement pursuant to Section 2(c)(ii) if the post-effective amendment resulting in such suspension includes information specifically requested by any Holder to be incorporated in the Shelf Registration Statement.

(c) Any amounts to be paid as Liquidated Damages pursuant to paragraphs (a) or (b) of this Section 6 shall be paid in cash semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date (as defined in the Indenture), as applicable, following the date of such Registration Default or Effective Failure, as applicable. Such Liquidated Damages will accrue (1) in respect of the Notes at the rates set forth in paragraphs (a) or (b) of this Section 6, as applicable, on the principal amount of the Notes and (2) in respect of the Common Stock issued upon conversion of the Notes, at the rates set forth in paragraphs (a) or (b) of this Section 6, as applicable, applied to the Conversion Price (as defined in the Indenture) at that time.

(d) Except as provided in Section 6(b) hereof, the Liquidated Damages as set forth in this Section 6 shall be the exclusive monetary remedy available to the Holders of Registrable Securities for such Registration Default or Effective Failure. In no event shall the Company be required to pay Liquidated Damages in excess of the applicable maximum rate per annum of one-half of one percent (0.50%) set forth above, regardless of whether one or multiple Registration Defaults or Effective Failures exist.

7. Miscellaneous.

(a) Other Registration Rights. The Company may grant registration rights that would permit any person that is a third party the right to piggy-back on any Shelf Registration Statement.

(b) Amendments and Waivers. This Agreement, including this Section 7(b), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by the Company and the holders of a majority in aggregate principal amount of Registrable Securities then outstanding. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 7(b), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be given as provided in the Indenture.

(d) Parties in Interest. The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Shelf Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Regsitrable Securities that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder or (b) is an entity affiliated by common control with such Holder; provided, however, that (i) the Holder shall, with five (5) calendar days after such transfer, furnish to the Company written notice of the name and address of such assignee, (ii) such assignee shall agree in writing to be bound by the terms and conditions of this Agreement, (iii) the inclusion of the assignee as a selling securityholder and the Registrable Securities held by such assignee in the Shelf Registration Statement may be accomplished by a Prospectus supplement filed pursuant to Rule 424 under the Securities Act and shall not require a post-effective amendment to the Shelf Registration Statement and (iv) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the Indenture.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(i) Additional Holders. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional Notes under the Indenture prior to the Effective Time of the Shelf Registration Statement, any such holder of such Notes shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a “Holder” and a party hereunder without the approval of the Holders; provided, however, that if such sale of additional Notes is after the Effective Time of the Shelf Registration Statement, then such holder of such Notes shall become a party to this Agreement only with the approval of the holders of a majority in aggregate principal amount of Registrable Securities then outstanding.

(j) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such Holder, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Medarex, Inc.

By:	/s/ Christian S. Schade

Name: Christian S. Schade
Title: Senior Vice President of Finance and Administration And Chief Financial Officer

REGISTRATION RIGHTS AGREEMENT

SIGNATURE PAGE

HOLDERS:

Salomon Brothers Qualified Investor Portfolios Multi-Strategy Arbitrage Portfolio

Salomon Brothers Diversified Arbitrage Strategies Fund Ltd.

Salomon Brothers Enhanced Arbitrage Strategies Fund

CEBT- Commingled Employee Benefit Trust – Capital Structure Arbitrage

General Motors Employees Global Group Pension Trust

General Motors Welfare Benefits Trust

Salomon Brothers Market Neutral Arbitrage Fund L.P.

By: Salomon Brothers Asset Management, Inc., the investment manager of each of the above listed Holders.

Signature:	/s/ Matthew Herenstein

Print Name:	Matthew Herenstein
Title:	Director

Address:	399 Park Avenue, 7th Floor New York, NY 10022

Copies to:	Salomon Brothers Asset Management P.O. Box 1080 Church Street Station New York, NY 10008-1080 ATTN: SBAM/Citigroup LIBRA

REGISTRATION RIGHTS AGREEMENT

SIGNATURE PAGE

HOLDER:

Alexandra Global Master Fund Ltd.

By: Alexandra Investment Management, LLC, as Investment Advisor

Signature:	/s/ Mikhail Filimonov

Print Name:	Mikhail Filimonov
Title:	Managing Member, CEO

Address:	c/o Alexandra Investment Management, LLC 767 Third Avenue 39th Floor New York, New York 10017 Facsimile No.: (212) 301-1810

REGISTRATION RIGHTS AGREEMENT

SIGNATURE PAGE